
NYSE AMERICAN: HUSA

2020 Annual Shareholder Meeting

Forward-Looking Statements

This presentation contains forward-looking statements, including those relating to our future financial and operational results, reserves or transactions, that are subject to various risks and uncertainties that could cause the Company's future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may", "expect," "intend," "plan," "subject to," "anticipate," "estimate," "continue," "present value," "future," "reserves," "appears," "prospective," or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company's growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, availability of capital, the inherent variability in early production tests, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, the general condition of the economy and its effect on the securities market, the availability, terms or completion of any strategic alternative or any transaction and other factors described in "Risk Factors" and elsewhere in the Company's Form 10-K and other filings with the SEC. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose proved, probable and possible reserves. We use certain terms in this document, such as non-proven, resource potential, Probable, Possible, Exploration and un-risked resource potential. These terms include reserves, and prospects and leads not rising to the level of or included in reserves, with substantially less certainty than proved reserves, and no discount or other adjustment is included in the presentation of such amounts. The recipient is urged to consider closely the disclosure in our Form 10-K and quarterly reports available from us at 801 Travis, Suite 1425, Houston, Texas 77002 or our website. You can also obtain these reports from the SEC by calling 1-800-SEC-0330.

Industry Status

- **Impact of Lower Oil Prices and Low Demand**
  - Dramatic reduction in domestic rig count
  - Numerous projects put on hold
  - Future investment outlook remains uncertain
  - Oil companies with excessive debt:
    - Restructuring debt
    - Bankruptcy

Industry Status (continued)

- **<u>Response by Houston American Energy</u>**
  - Strategizing with our operators
    - Have delayed new projects
    - Renegotiating fracking expense
  - Reduced/eliminated all non-critical expenses
  - Reviewing potential deals to acquire production

Current Houston American Energy Projects

- **Permian/Midland Basin – San Andres**
  - 5,871 acres with 20% working interest
  - 20,367 acre AMI
- **Permian/Midland Basin – Yoakum County**
  - 650 gross acres with 12.5% working interest (18.6% on second well)
  - Additional potential in 5,700 acre AMI
- **Permian/Delaware Basin - Reeves County**
  - 960 gross acres with an 18.6% working interest
  - 2 horizontal wells drilled and on production.

Current Houston American Energy Projects

- **Colombia – Hupecol Meta**
  - 2% interest in Venus Exploration area
- **Louisiana**
  - Mineral interest in 2,485-acre block in East Baton Rouge Parish
  - 5.27% net royalty interest on a 744-acre section of the block

Current Project Status

- **Yoakum County**
  - Frost #2 has been drilled
  - Fracking of the well has been delayed due to industry conditions
  - In discussions with the operator on a fracking date
- **San Andres**
  - Operator has raised majority of capital needed to initiate drilling
  - Drilling plans put on hold due to industry conditions

Current Project Status

- **Colombia – Hupecol Meta**
  - Drilling in Venus Exploration area delayed due to industry conditions
- **Louisiana**
  - No immediate plans for drilling due to industry conditions

Company Investment Profile

- **Clean Balance Sheet**

  - No long-term debt.
- **Low Overhead**

  - Low cost structure
- **Access To Capital**

  - Access to capital markets

  - History of accessing private market capital to support investments in acreage and drilling

Capitalization

NYSE MKT: HUSA	
Market Capitalization (6/12/20)	$13.1 million
Total Assets (3/31/20)	$9.9 million
Total Liabilities (3/31/20)	$0.485 million
Stockholders' Equity (3/31/20)	$9.4 million
Common Shares Outstanding (3/31/20)	87 million
Common Shares Fully Diluted (3/31/20)	102 million



Common Shares (millions)
Fully Diluted
7.2
7.1%
7.7
7.6
10.5
10.3%
76.5
75%
Public Float
Insiders
Convertible Preferred
Options & Warrants

THANK YOU